UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 4, 2009

WGNB CORP.

(Exact name of registrant as specified in its charter)

GEORGIA	000-30805	58-1640130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Maple Street
P.O. Box 280
Carrollton, Georgia 30117

(Address of principal executive offices)

(770) 832-3557

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02(b)  DEPARTURE OF DIRECTORS

On September 4, 2009, William Stone, a director of the Company and the Bank, resigned from his position as a director in order to avoid any future actual or perceived conflicts of interest given his continuing involvement in certain family real estate business ventures.  The resignation was effective upon receipt by the Company.   Mr. Stone’s decision to resign from the Board of Directors did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.  In fact, Mr. Stone continues to support the Company's endeavors particularly in these current difficult times.

The Company does not anticipate filling the vacancy on the board caused by Mr. Stone's resignation at this time.  Upon Mr. Stone's resignation, the Board of Directors of the Company has been decreased in size from 14 to 13 members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGNB CORP.

Date: September 10, 2009	By:	/s/ H.B. Lipham, III
H.B. Lipham, III
Chief Executive Officer
Principal Executive Officer